Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Merrill Lynch & Co., Inc. and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Teresa M. Brenner, Alice A. Herald and Edward P. O’Keefe, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 26, 2008, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

MERRILL LYNCH & CO., INC.

By:	/s/ Brian T. Moynihan
Brian T. Moynihan
Chief Executive Officer

Dated: February 19, 2009

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer (Principal Executive Officer)	February 19, 2009

/s/ Neil A. Cotty Neil A. Cotty	Chief Financial Officer (Principal Financial Officer)	February 19, 2009

/s/ Gary Carlin Gary Carlin	Chief Accounting Officer (Principal Accounting Officer)	February 19, 2009

/s/ Kenneth D. Lewis Kenneth D. Lewis	Chairman and Director	February 19, 2009

/s/ Joe L. Price Joe L. Price	Director	February 19, 2009

/s/ Amy Woods Brinkley Amy Woods Brinkley	Director	February 19, 2009